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                                                                   Exhibit 10.13

                               IVANHOE ENERGY INC.
                          Suite 654 - 999 Canada Place
                              Vancouver, BC V6C 3E1

                                                                     May 5, 2003

LINYI HOLDINGS LIMITED
13/F Gloucester Tower
The Landmark
11 Pedder Street
Central
Hong Kong


ATTENTION:        ANDREW BURGIN

Dear Sir:

RE:      AMENDED STANDSTILL AGREEMENT

This letter is intended to reflect our recent discussions and, when executed and delivered by each of us, will constitute a binding agreement (the "Amended Standstill Agreement") between Ivanhoe Energy Inc. ("Ivanhoe") and Linyi Holdings Limited. ("Linyi") wherein Linyi will refrain from demanding payment of the Principal Amount of the Loan under the Amended and Restated Convertible Loan Agreement between the parties dated August 4, 1999 (the "Loan Agreement") and the associated Convertible Note (the "Convertible Note") issued by Ivanhoe to Linyi dated August 4, 1999. The terms of the Loan Agreement and the Convertible Note were amended by a Standstill Agreement between Ivanhoe and Linyi dated October 29, 2002 (the "Original Standstill Agreement"). A copy of the Original Standstill Agreement is attached to this Letter.

We confirm the terms of our Amended Standstill Agreement as follows:

1.    INTERPRETATION

      Terms denoted with initial capital letters and not otherwise defined herein have the meanings assigned to them in the Loan Agreement.

2.    STANDSTILL

      Linyi hereby agrees that it will not, under any circumstances, demand payment of the Principal Amount under the Loan Agreement and the Convertible Note before the close of business on December 27, 2003. The Agreement of Linyi hereunder not to demand payment of the Principal Amount does not affect its rights with respect to accrued and unpaid interest, and Linyi may continue to demand payment of any accrued and unpaid
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      interest on the Principal Amount in accordance with the terms of the Loan
      Agreement and the Convertible Note.

3.    CONSIDERATION

      In consideration of Linyi's forbearance in demanding payment under the Loan Agreement and the Convertible Note, Ivanhoe hereby grants to Linyi an option (the "Option") to convert all or any part of the Principal Amount and all accrued and unpaid interest up until December 27, 2003 into common shares of Ivanhoe ("Common Shares"), in whole or in part at a deemed issue price of US$0.50 per Common Share (the "Conversion Price"). The Option will be exercisable commencing on the date hereof and ending on December 27, 2003 (the "Option Period"). Linyi may exercise the Option at any time during the Option Period by delivering notice in writing to Ivanhoe to convert all or any part of the Principal amount and accrued and unpaid interest until December 27, 2003. Upon receipt of notice of exercise of the Option, Ivanhoe will take all steps necessary to issue the appropriate number of Common Shares to, or to the direction of, Linyi, and will deliver to Linyi share certificates representing such Common Shares. Upon delivery of the share certificates to Linyi, Ivanhoe will be deemed to have repaid the amount of the Principal Amount and/or accrued and unpaid interest which is equal to the Option Price.

      Linyi acknowledges that any Common Shares issued to Linyi hereunder will be subject to restrictions on resale in the United States and Canada and that certificates representing such Common Shares may be inscribed with legends describing such restrictions.

4.    ADJUSTMENT

      The number of Common Shares issuable to the Linyi upon any conversion of the outstanding Principal Amount and accrued and unpaid interest in respect thereof, will be subject to adjustment as follows:

      (a) if the Common Shares are subdivided, consolidated or changed, the outstanding Principal Amount and accrued and unpaid interest in respect thereof, will be convertible at the Option Price into that number of common shares or other class or kind of securities of Ivanhoe as would have been held by Linyi following such subdivision, consolidation or change had Linyi effected such conversion immediately prior to the subdivision, consolidation or change; or

      (b) in the event of any capital reorganization of Ivanhoe or reclassification or reclassifications of the Common Shares or in the event of any merger or amalgamation of Ivanhoe with or into any other corporation resulting in a reclassification of the Common Shares or a change of the Common Shares into other shares or securities or in the event of a transaction whereby all or substantially all of Ivanhoe's undertakings and assets become the property of another corporation, Linyi will thereafter acquire and accept, in lieu of the Common Shares immediately theretofore receivable upon the conversion of the outstanding Principal Amount and accrued and unpaid interest in respect thereof, the kind, class, series and amount of
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            shares or other securities or property that Linyi would have been entitled to receive upon such capital reorganization, reclassification, merger, amalgamation or transaction if, on the effective date thereof, Linyi had been the holder of the number of Common Shares that Linyi would have acquired by the conversion of the outstanding Principal Amount and accrued and unpaid interest in respect thereof immediately before the effective date thereof. The subdivision or consolidation of Common Shares at any time outstanding into a greater or lesser number of Common Shares (whether with or without par value) will not be deemed to be a capital reorganization or a reclassification of the capital of Ivanhoe for the purposes of this section 4.

5.    APPROVALS

      Ivanhoe's obligations under this Standstill Agreement are subject to approval of the board of directors of Ivanhoe and approval of the transaction by the Toronto Stock Exchange.

6.    GENERAL

      This Amended Standstill Agreement is subject to the following additional terms and conditions:

      (a) except as otherwise expressly provided herein, neither party may assign any right, title or interest in this Amended Standstill Agreement without the written consent of the other party, and any purported assignment without such consent will be void;

      (b) this Amended Standstill Agreement constitutes the entire agreement between the parties with respect to the forbearance of the payment of the Principal Amount and accrued interest and supersedes every previous agreement, communication, expectation, negotiation, representation, warranty or understanding whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Amended Standstill Agreement;

      (c) each party will execute and deliver such further agreements and documents and do such further acts and things as any party reasonably requests to evidence, carry out or give full effect to the intent of this Amended Standstill Agreement;

      (d) this Amended Standstill Agreement is and will be deemed to have been made in British Columbia, Canada for all purposes and will be governed exclusively by and construed and enforced in accordance with the laws prevailing in British Columbia and the rights and remedies of the parties will be determined in accordance with those laws. Each of the parties hereby attorns to the non-exclusive jurisdiction of the courts of British Columbia;

      (e) this Amended Standstill Agreement will enure to the benefit of and binding upon the respective legal representatives and successors of the parties;
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      (f)   this Amended Standstill Agreement may be executed in any number of counterparts with the same effect as if all parties to this Amended Standstill Agreement had signed the same document and all counterparts will construed together and constitute one and the same document; and

      (g) a reference to "approval", "authorization" or "consent" means written approval, authorization or consent.

Yours Truly,

IVANHOE ENERGY INC.


Per:  /s/ "J. O'Keefe"
      ------------------------------
           Authorized Signatory



Agreed to this 5th day of May, 2003


LINYI HOLDINGS LIMITED


Per:  /s/ "Andrew Burgin"
      ------------------------------
           Authorized Signatory